FOURTH EXTENSION
TO
STOCKHOLDERS’ AGREEMENT
     This FOURTH EXTENSION TO STOCKHOLDERS’ AGREEMENT (the “Fourth Extension”) is hereby entered into as of the 3rd day of May, 2006, by and between Lifeway Foods, Inc., an Illinois corporation (the “Company”) and DS Waters, L.P., a Delaware limited partnership (“DSW”) (“Stockholder”). Unless otherwise defined herein, all capitalized terms used herein shall have the same meaning ascribed to those terms in the Stockholders’ Agreement.
     WHEREAS, DFI executed that certain Stock Power dated November 10, 2005, transferring all the shares of the Company which were held by Danone Foods, Inc., a Delaware corporation (“DFI”) as of such date that are the subject of that certain Stockholders’ Agreement by and among DFI and the Company and certain other parties dated as of October 1, 1999, as amended on December 24, 1999 (as amended and extended, the “Stockholders’ Agreement”) and as extended by that certain First Extension to Stockholders’ Agreement dated September 28, 2004 (the “First Extension”) and by that certain Second Extension to Stockholders’ Agreement dated October 29, 2004 (“Second Extension”) and by that certain Third Extension to Stockholders’ Agreement dated December 30, 2004 (the “Third Extension”). are the subject of the Stockholders’ Agreement to DSW;
     WHEREAS, DSW accepted such shares subject to the covenants and restrictions contained in the Stockholders’ Agreement and DSW hereby agrees to be bound by its terms contained therein;
     WHEREAS, under the Third Extension, the Standstill Period and the operative period of Section 6.02 of the Stockholders’ Agreement (“Non-Compete Period”) expired on December 30, 2005; and
     WHEREAS, each of the Company and the Stockholders desires to further amend the Stockholders’ Agreement to extend the Standstill Period and the Non-Compete Period, with the specific exclusion of the company, Stonyfield Farms, Inc. from any such obligation, of the Stockholders’ Agreement as more fully provided in this Fourth Extension.
     NOW, THEREFORE, in consideration of the entry of the parties into this Fourth Extension and for other good and valuable consideration, the receipt of which is acknowledged herein, the parties hereto agree as follows:
          1. Acceptance of Terms of Stockholders’ Agreement; Acknowledgment. DSW represents to Company that DSW is an Affiliate of DFI and that DSW has been assigned the Stockholders’ Agreement and the shares of Company from DFI and, DSW further agrees to be bound by, and receive all the benefits of, the terms and conditions of the Stockholders’ Agreement.
          2. Extension of Standstill Period. The Standstill Period shall be extended to include any time during the period beginning on October 1, 1999 and ending at the close of business on December 31, 2006 and during which the Stockholders Beneficially Owns 10% or more of the outstanding shares of Common Stock on a Fully Diluted Basis.
          3. Extension of Non-Compete Period. The Non-Compete Period shall be extended to include the period beginning on October 1, 1999 and ending at the close of business on

December 31, 2006, with the exception that the Stonyfield Farms, Inc. entity shall be specifically excluded from any and all non-compete obligations.
          4. Governing Law. This Fourth Extension shall be governed by and construed in accordance with the laws of the State of Illinois.
          5. No Waiver of Other Rights. The execution, delivery and effectiveness of this Fourth Extension shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any of the parties to the Stockholders’ Agreement.
          6. Counterparts. This Fourth Extension may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts together shall constitute one and the same instrument.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Fourth Extension is hereby executed as of the date first above written.

LIFEWAY FOODS, INC.,		DS WATERS, L.P.,
an Illinois corporation		a Delaware limited partnership

By: DS Waters General Partner, LLC, its general partner

By:	/s/ Julie Smolyansky	By:	/s/ Yves Groffiler

Name: Julie Smolyansky		Name: Yves Groffiler
Its: President		Its: Chief Executive Officer